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EXHIBIT 23.6

[ON THE LETTERHEAD OF DELOITTE & TOUCHE LLP]

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of PDVSA Finance Ltd. and Petrólcos de Venezuela, S.A. on Form F-3, of our report dated February 9, 2001 appearing in the Annual Report on Form 10-K of CITGO Petroleum Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
July 18, 2001

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  EXHIBIT 23.6
[ON THE LETTERHEAD OF DELOITTE & TOUCHE LLP]